Exhibit 4.1

	SPECIMEN UNIT CERTIFICATE	NUMBER UNITS [ACAXU]-_______
SEE REVERSE FOR CERTAIN DEFINITIONS	ALSET CAPITAL ACQUISITION CORP.

CUSIP [*]

UNITS CONSISTING OF ONE CLASS A COMMON STOCK, ONE-HALF OF ONE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT _________________________________________________________________________________________________

is the owner of ________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one Class A common stock, with a par or nominal value of US $0.0001 per share (“Common Stock”), of Alset Capital Acquisition Corp., a Delaware corporation (the “Company”), one-half of one redeemable warrant (“Warrant”), and one right (“Right”). Each redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) one year after the date that the registration statement for the Offering is declared effective by the SEC; and the or (ii) 30 days after consummation by the Company of a business combination. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of an initial business combination. The Common Stock, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless EF Hutton, division of Benchmark Investments LLC determines that an earlier date is acceptable, but in no event will the Common Stock and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the Common Stock, Warrants, and Rights prior to the 52nd day after the date of the prospectus.

The terms of the Warrants are governed by a Warrant Agreement, dated as of                       , 2022, between the Company and Vstock Transfer, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Rights are governed by a Rights Agreement between Vstock Transfer LLC, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of Vstock Transfer, LLC (“Vstock”) at 18 Lafayette Place, Woodmere, NY 11598, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Witness the facsimile signature of its duly authorized officers.

By

President

Alset Capital Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN
ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________________________________________________________________________________________Units

represented by the within Certificate, and does hereby irrevocably constitute and appoint

___________________________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ___________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying share of Common Stock from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective share of Common Stock underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.